Exhibit 10.105

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this “Agreement”) is entered into as of October 6, 2023, by and among Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFREC”), HOF Village Newco, LLC, a Delaware limited liability company (“HOFV Newco”), and HOF Village Youth Fields, LLC, a Delaware limited liability company (“HOFV Youth Fields”; HOFREC, HOFV Newco, and HOFV Youth Fields, are referred to herein, individually or collectively as the context may require, as “Borrower”) and JKP Financial, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”). Borrower and Lender are sometimes hereinafter collectively referred to as the “Parties”.

RECITALS

The following recitals constitute a material part of this Agreement:

A. The following Notes and instruments were entered into by the Parties effective November 7, 2022:

i. That certain Joinder and Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of the November 7, 2022, in the original principal amount of $4,273,543.46, from Borrower to Lender (the “Split Note”); and

ii. That certain Secured Cognovit Promissory Note, dated effective as of the November 7, 2022, in the original principal amount of $9,097,203.95, from Borrower to Lender (the “Hotel Note”).

(i-ii, collectively, the “Financing Agreements”)

B. The Parties desire to modify the Financing Agreements as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, Lender and Borrower agree as follows:

1. Recitals. The Recitals set forth above are true and accurate, are a material part of this Agreement, and are hereby incorporated by reference.

2. Interest Payment.

(a) The Split Note corresponding to item (i) in the definition of Financing Agreements shall have Section 3(c) of such note deleted in its entirety and replaced with the following:

“Of the interest payable pursuant to this Note, no interest shall be payable under this Note for the period beginning on July 1, 2023 until the initial Note Maturity Date (as defined in Paragraph 3(e)) of March 31, 2024 (“Deferral Period”), and all interest that accrues under the Split Note shall (i) accrue at the regular, non-default rate and (ii) be added to the outstanding principal balance of this Note and shall be accrued, deferred, and compounded monthly until such Note Maturity Date.

(b) with the exception of the Deferral Period, for the remainder of the Term, if extended, (i) interest at the rate of eight percent (8.00%) per annum on the outstanding principal balance shall be paid by Borrower to Lender on the first day of each month, in arrears (each such payment, a “Monthly Interest Payment”), during the Term (as defined in Paragraph 6(f)(ix)), and (ii) the remainder of the interest payable under this Note shall (to the extent not paid monthly by Borrower) be added to the outstanding principal balance of this Note and shall be accrued, deferred, and compounded monthly until the Note Maturity Date (as defined in Paragraph 3(e)). If Borrower failes to make any Monthly Interest Payment when due under this Paragraph 3(c), then, in addition to any other rights and remedies available to Lender hereunder, such unpaid Monthly Interest Payment shall be added to the outstanding principal balance of this Note.”

3. Acknowledgement. The Parties acknowledge and agree that payment of interest under the Financing Agreements in accordance with this Agreement does not trigger an Event of Default under any of the Financing Agreements.

4. Electronic Signatures. Transmission of a signature by facsimile or email or in .pdf format shall bind the signing party to the same degree as the delivery of a signed original or electronic signature. This Agreement may be executed by way of electronic signatures (including, but not limited to, by way of electronic signatures generated by “DocuSign,” “Adobe Sign” or similar programs or replacements thereto) and that neither this Agreement, nor any part or provision of this Agreement, shall be challenged or denied any legal effect, validity and/or enforceability solely on the grounds that it is in the form of an electronic record.

5. No Other Changes; Ratification. Except as specifically amended hereby, the terms, provisions and conditions of the Financing Agreeements shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, provisions and conditions of the Financing Agreeements are hereby ratified and confirmed in all respects.

6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to any conflicts of law principles that would direct the application of the laws of any jurisdiction.

8. No Personal Liability. As a material part of the consideration for entering into this Agreement, the parties agree that neither the shareholders, directors, officers, members, managers, employees, agents nor any representative of Lender shall have any personal liability or obligation under or arising out of this Agreement, the Financing Agreements or the subject matter hereof, and that Borrower hereby waives any right to seek and shall not assert any claim or enforce any of its rights against any such shareholders, directors, officers, members, managers, employees, agents or representatives, whether disclosed or undisclosed. In no event shall Lender be liable for punitive, exemplary, consequential, incidental, speculative or special losses or damages resulting from any cause whatsoever, whether arising in contract, warranty, tort, strict liability, indemnity or otherwise. No personal judgement shall be sought or obtained against Lender or any of the foregoing individual persons in connection with this Agreement, the transactions contemplated hereby or in any document or instrument executed and delivered pursuant to this Agreement.

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IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement as of the date first set forth above.

Borrower:

HALL OF FAME RESORT &
ENTERTAINMENT COMPANY,
a Delaware corporation

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

HOF VILLAGE YOUTH FIELDS, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

Lender:

JKP FINANCIAL, LLC,
a Delaware limited liability company

By:	/s/ John A. Mase
	Name:	John A. Mase
	Title:	Chief Executive Officer